Exhibit 99.1
FOCUS LOGO


           Focus Enhancements Announces Plan to Transition Role of CEO
 CEO Michael D'Addio Will Transfer Role to Chief Operating Officer Brett Moyer



CAMPBELL, Calif., August 26, 2002--(Focus Enhancements; NASDAQ SC: FCSE), a leading digital video company, today announced that FOCUS' President and Chief Executive Officer Michael D'Addio will retire from his role as president and CEO on September 30, 2002 and will transition his responsibilities to Chief Operating Officer Brett Moyer. FOCUS' board of directors has approved the transition, which will begin immediately. D'Addio, who has served as FOCUS' CEO for the past 18 months and previously as Videonics' CEO for 14 years, plans to retire as president and CEO but will continue to serve as a member of the FOCUS board of directors.

"The acceptance of our FS454 semiconductor into the Microsoft Xbox signifies a major technical win for the company and an important step in allowing FOCUS to be a significant player in the digital video chip business," said Michael D'Addio, FOCUS' CEO. "We have made significant strides in our business since the merger between FOCUS and Videonics was completed early last year. Our objective at that time was to merge the companies into a single, more efficient business, to resolve existing legal and regulatory issues, and to provide the ongoing entity with a strong opportunity for success. The FOCUS senior management team has accomplished just that, and it is now time for the company to step up to the next level. I am confident in Brett's ability to provide the strong management necessary to accomplish that objective. His understanding of our business and markets, years of experience in the digital video space, and business acumen make him a perfect fit for the job. I plan to remain at FOCUS through the end of October to ensure a smooth transition and plan to remain a FOCUS board member for the remainder of my term."

About Brett Moyer

Brett A. Moyer joined the Company in May 1997, and has assumed the role of Executive Vice President of Sales & Marketing and Chief Operating Officer. Mr. Moyer brings over 10 years of global sales, finance and general management experience from Zenith Electronics Corporation, where he was most recently the Vice President and General Manager of Zenith's Commercial Products Division. Mr. Moyer has also served as Vice President of Sales Planning and Operations at Zenith where he was responsible for forecasting, customer service, distribution, MIS, and regional credit operations. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird).

About FOCUS Enhancements

FOCUS Enhancements, Inc. (NASDAQ SC: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, FOCUS Enhancements designs, develops, and markets video solutions in two distinct markets: advanced,


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proprietary  video  conversion ICs (Integrated  Circuits) and  affordable,  high quality, digital-video conversion and video production equipment. Semiconductor (Integrated Circuit) products include designs for PCs, Game Cards, Internet TV, set-top boxes, Internet appliances, and interactive TV applications, and they are sold directly to Original Equipment Manufacturers (OEMs). FOCUS' complete line of video presentation and video production devices are sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and Home Theater markets. More information on FOCUS Enhancements may be obtained from the company's SEC filings, or by visiting the FOCUS Enhancements home page at http://www.FOCUSinfo.com.

This press release contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. Statements about future results made in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. FOCUS cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Such statements and any projections are based upon estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of FOCUS. Important assumptions and other factors could cause actual results to differ materially from those in the forward-looking statements, including those specified in the Company's Form 10-KSB for the year ended December 31, 2001 and other FOCUS filings with the SEC.

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